Exhibit 21.1
LIST OF SUBSIDIARIES
     BROCADE COMMUNICATIONS SYSTEMS, INC.
     BROCADE COMMUNICATIONS SYSTEMS SKYPORT LLC
     NUVIEW, INC
     MCDATA CORPORATION
     MCDATA SERVICES CORPORATION
     BROCADE COMMUNICATIONS LUXEMBOURG HOLDINGS SARL
     BROCADE COMMUNICATIONS LUXEMBOURG HOLDINGS II SARL
     BROCADE COMMUNICATIONS LUXEMBOURG SARL
     BROCADE COMMUNICATIONS SWITZERLAND SARL
     BROCADE COMMUNICATIONS SERVICES SWITZERLAND SARL
Brocade has an additional 48 international subsidiaries and 9 domestic subsidiaries, which have been omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.